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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             FORM 8-K DRAFT 5/16/02

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    May 16, 2002 (May 9, 2002)

                       Nucentrix Broadband Networks, Inc.
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               (Exact name of Company as specified in its charter)

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

Delaware                            0-23694                           73-1435149
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
(State or other jurisdiction   (Commission File Number)       (IRS Employer Identification No.)
of incorporation)
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4120 International Parkway, Suite 2000, Carrollton, Texas            75007-1906
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(Address of principal executive offices)                              (Zip Code)

                                 (972) 662-4000
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                (Company's telephone number, including area code)


          (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT.

         (a) Information Required by Item 304(a)(1) of Regulation S-K.

                  On May 9, 2002, Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), received a letter from KPMG LLP ("KPMG") confirming that the client-auditor relationship between the Company and KPMG had ceased. A copy of KPMG's letter is attached hereto as Exhibit 99.1. Also on May 9, 2002, with the approval of the Audit Committee, the Company provided KPMG a letter confirming receipt of KPMG's letter and the termination of the auditor-client relationship. A copy of the Company's letter is attached hereto as Exhibit 99.2.

                  Prior to May 9, 2002, the Company's Audit Committee had evaluated the relationship between the Company and KPMG, and management had engaged in discussions with several other accounting firms as a potential replacement as the Company's independent public accountants in the event that the Audit Committee decided to terminate the client-auditor relationship between the Company and KPMG upon completion of the 2001 audit. On the morning of May 8, 2002, the Audit Committee discussed terminating the client-auditor relationship with KPMG and recommended discussing the client-auditor relationship with KPMG that afternoon. This discussion occurred on May 8. From May 8, 2002, through May 15, 2002, management completed its discussions with other accounting firms and the Company engaged King Griffin & Adamson P.C. ("KGA"), with the approval of the Audit Committee, as the Company's independent public accountants on May 15, 2002.

                  KPMG audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, the periods from January 1, 1999, to April 1, 1999 (the "Effective Date"), and from the Effective Date to December 31, 1999 (collectively referred to as the "Financial Statements"). KPMG has been the Company's independent auditor since 1994. KPMG's auditors' report dated April 4, 2002, except for note 17, which is as of April 18, 2002, on the Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor was the auditors' report qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's auditors' report on the Financial Statements of the Company contained separate paragraphs stating: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(b) to the consolidated financial statements, the Company's recurring losses from operations and resulting dependence upon access to additional financing raise substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also discussed in note 1(b). The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty." and "As discussed in note 1 (c) to the consolidated financial statements, upon consummation of a prenegotiated Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code on the Effective Date, the Company adopted Fresh Start Reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result of the application of Fresh Start Reporting, the consolidated financial statements of Nucentrix Broadband Networks, Inc. and subsidiaries for the period from the Effective Date to December 31, 1999 are presented on a different cost basis than those for periods prior to the Effective Date, and accordingly, are not directly comparable."

                  During the two most recent fiscal years of the Company and its subsidiaries ended December 31, 2001, and the period from January 1, 2002, to May 9, 2002, there were no disagreements between the Company and its subsidiaries and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the


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satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

                  During the two most recent fiscal years of the Company and its subsidiaries ended December 31, 2001, and the period from January 1, 2002, to May 15, 2002, neither the Company nor anyone acting on its behalf consulted KGA regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

                  The Company has requested a letter from KPMG addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements made by the Company in this Form 8-K. The Company will file such letter as an amendment to this Form 8-K within two business days of receipt.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

              99.1     Letter dated May 9, 2002, from KPMG LLP to the Company.

              99.2     Letter dated May 9, 2002, from the Company to KPMG LLP.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NUCENTRIX BROADBAND NETWORKS, INC.


Date:  May 16, 2002      By:   /s/ J. DAVID DARNELL
                              -----------------------------------------------
                              J. David Darnell
                              Senior Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Document Description

99.1              Letter dated May 9, 2002, from KPMG LLP to the Company.

99.2              Letter dated May 9, 2002, from the Company to KPMG LLP.